                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934  (Amendment No.    )

Filed by the registrant   / x /
Filed by a party other than the registrant
     Preliminary proxy statement
     Definitive proxy statement
     Definitive additional materials
     Soliciting material pursuant to Rule 14a-11(c)
       or Rule 14A-12
                     AMERICAN FINANCIAL ENTERPRISES, INC.
               (Name of Registrant as Specified in Its Charter)

                               James C. Kennedy
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     / x /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
            14a-6(j)(2).
    /   /   500 per each party to the controversy pursuant to Exchange
            Act rule 14a-6(i)(3).
   /   /    Fee computed on table below per Exchange Act Rules 14a-
            6(i)(4) and 0-11.

            (1) Title of each class of securities to which transaction applies:

            (2) Aggregate number of securities to which transactions applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act rule 0-11: ftnt. 1

            (4) Proposed maximum aggregate value of transaction:

   /    /   Check box if any part of the fee is offset as provided by
            Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1) Amount previously paid:
            (2) Form, schedule or registration statement no.:
            (3) Filing party:
            (4) Date filed:

- ----------------
1. Set forth the amount on which the filing fee is calculated and state how it was determined.

                     AMERICAN FINANCIAL ENTERPRISES, INC.

                            One East Fourth Street
                            Cincinnati, Ohio 45202



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



                          To be Held on May 16, 1996




To our Shareholders:

       The Annual Meeting of Shareholders of American Financial Enterprises, Inc. will be held on the Third Floor of The Provident Tower, One East Fourth Street, Cincinnati, Ohio at 10:00 a.m., on Thursday, May 16, 1996. The purposes of the meeting are:

      1.    To elect six directors; and

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.


       Only shareholders of record at the close of business on March 31, 1996 are entitled to receive notice of and to vote at the meeting or any adjournments thereof.

       You are invited to be present at the meeting so that you can vote in person. Whether or not you plan to attend the meeting, please date, sign and return the accompanying proxy form in the enclosed, postage-paid envelope. If you do attend the meeting, you may either vote by proxy or revoke your proxy and vote in person. You may also revoke your proxy at any time before the vote is taken at the meeting by written revocation or by submitting a later-dated proxy form.


                                          Sincerely,


                                          Carl H. Lindner
                                          Chairman of the Board

Cincinnati, Ohio
April 19, 1996

                     AMERICAN FINANCIAL ENTERPRISES, INC.

                                PROXY STATEMENT

                                 INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Financial Enterprises, Inc.
("AFEI" or the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held on Thursday, May 16, 1996 at 10:00 a.m., and any adjournment thereof. The approximate mailing date of this Proxy Statement and accompanying proxy form is April 19, 1996.

       At the Meeting, shareholders will be asked to elect directors and to transact such other business as may properly come before the Meeting or any adjournment thereof.


                             VOTING AT THE MEETING

Record Date; Shares Outstanding

       As of March 31, 1996, the record date for determining shareholders entitled to vote at the Meeting (the "Record Date"), the Company had outstanding one class of voting securities, its common stock, $1.00 par value ("Common Stock"), of which 13,291,117 shares were outstanding. Each share of Common Stock is entitled to one vote on each matter to be presented at the Meeting. Abstentions (including instructions to withhold authority to vote for one or more nominees) and broker non-votes are counted for purposes of determining a quorum but will not be cast with respect to any item voted on at the Meeting.

Election of Directors

       Directors will be elected to hold office until the next annual meeting and until their successors are elected and qualified. If any of the nominees should become unable to serve as a director, the proxies will be voted for any substitute nominee designated by the Board of Directors but, in any event, no proxy may be voted for more than six nominees.

      The nominees to the Board of Directors are:

            CARL H. LINDNER        JULIUS S. ANREDER     JAMES E. EVANS
            ROBERT D. LINDNER      FRED J. RUNK          RONALD F. WALKER

      All of the nominees were elected at the Company's last Annual Meeting of Shareholders held May 16, 1995. See "Management" for a description of the background, securities holdings, remuneration and other information relating to the nominees. An affirmative vote of holders of a majority of shares voting at the Meeting is required to elect directors unless cumulative voting is invoked. The Company has been informed that American Financial Group, Inc. (See "Principal Shareholders" below) intends to vote its shares "FOR" the above nominees.

Cumulative Voting

       All shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters. Cumulative voting allows a shareholder to multiply the number of shares owned on the Record Date by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees as the shareholder desires. Nominees who receive the greatest number of votes will be elected. In order to invoke cumulative voting, notice of cumulative voting must be given in writing to the Secretary of the Company not less than 48 hours before the time fixed for the holding of the Meeting.

Voting of Proxies

       If a choice is specified on a properly executed proxy form, the shares will be voted accordingly. If a proxy form is signed without a preference indicated, those shares will be voted "FOR" the election of the nominees proposed by the Board of Directors. The authority solicited by this Proxy Statement includes discretionary authority to cumulate votes in the election of directors. If any other matters properly come before the Meeting or any adjournment thereof, each properly executed proxy form will be voted in the discretion of the proxies named therein.

       Shareholders may vote in person or by proxy at the Meeting. Proxies given may be revoked at any time by filing with the Company either a written revocation or a duly executed proxy bearing a later date, or shareholders may appear at the Meeting and vote in person.

Adjournment and Other Matters

      Approval of a motion for adjournment or other matters brought before the Meeting requires the affirmative vote of a majority of the shares voting at the Meeting. The management of the Company knows of no other matters to be presented at the Meeting other than those mentioned in the Notice.

       Solicitation of proxies is being made by management at the direction of the Company's Board of Directors, without additional compensation, through the mail, in person or by facsimile or telephone. The cost will be borne by the Company. In addition, the Company will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and the Company will reimburse them for their expenses in so doing.

      PRINCIPAL SHAREHOLDERS

       The following shareholders are the only persons known by the Company to own beneficially five percent or more of its outstanding Common Stock on the Record Date:

                                       Amount and Nature of       Percent of
Name and address of Beneficial Owner  Beneficial Ownership       Class
- ------------------------------------  --------------------       -----------
American Financial Group, Inc. (a)     10,981,429 (b)             82.6%
  One East Fourth Street
  Cincinnati, Ohio 45202

Regina Gruss                           986,472 (c)                 7.4%
  33 Riverside Drive
  New York, New York  10023



(a) American Financial Group, Inc. ("American Financial") is a holding company which was formed to acquire and own all of the outstanding common stock of both American Financial Corporation ("AFC") and American Premier Underwriters, Inc. ("APU") in a transaction which was consummated in April 1995.

(b) Carl H. Lindner, Carl H. Lindner III, S. Craig Lindner, Keith E. Lindner and trusts for their benefit (collectively the "Lindner
      Family"), the beneficial owners of approximately 44% of American Financial's voting stock, share with American Financial voting and dispositive power with respect to the shares of AFEI Common Stock owned by American Financial. American Financial and the Lindner Family may be deemed to be controlling persons of the Company.

(c) Additionally, Mrs. Gruss is a director of a charitable and educational foundation which beneficially owns 145,616 shares. Mrs. Gruss disclaims beneficial ownership with respect to all of the shares held in the foundation.

      MANAGEMENT

      The directors and executive officers of AFEI are:
                                                               Director or
                  Age*           Position                      Officer Since
                  ----  -------------------------------------  -------------

Carl H. Lindner    76   Chairman of the Board and President        1980
Julius S. Anreder  62   Director                                   1980
James E. Evans     50   Director, Vice President and
                          General Counsel                          1980
Robert D. Lindner  75   Director                                   1980
Thomas E. Mischell 48   Vice President                             1986
Fred J. Runk       53   Director, Vice President and Treasurer     1980
Ronald F. Walker   57   Director                                   1980

- ----------------------
*As of March 31, 1996

       Carl H. Lindner is the Chairman of the Board of Directors and President of the Company. He is also Chairman of the Board and Chief Executive Officer of American Financial, a holding company which, through its subsidiaries, is engaged principally in specialty and multi-line property and casualty insurance businesses and in the sale of tax-deferred annuities and certain life and health insurance products. Mr. Lindner has been Chairman of the Board and Chief Executive Officer of American Financial's subsidiary, AFC, for over 35 years. Mr. Lindner also serves as Chairman of the Board of the following companies: American Annuity Group, Inc. ("AAG"), APU, Chiquita Brands International, Inc. ("Chiquita") and Citicasters Inc. AFG owns a substantial beneficial interest (over 35%) in each of the companies listed.

       Julius S. Anreder is a partner of Oscar Gruss & Son, the controlling shareholder of Oscar Gruss & Son, Inc., a New York based member firm of the New York Stock Exchange. Mr. Anreder has served as Vice President of Oscar Gruss & Son, Inc. for more than five years. Mr. Anreder is also a director of Citicasters.

       James E. Evans is Senior Vice President and General Counsel of American Financial. He has served as Vice President and General Counsel of AFC for more than five years. Mr. Evans is also a director of American Financial, AFC, APU, and Citicasters.

       Robert D. Lindner, for more than five years, has served as Chairman of the Board of United Dairy Farmers, Inc. which, among other things, is engaged through subsidiaries in dairy processing and the operation of convenience stores.

       Thomas E. Mischell is Senior Vice President - Taxes of American Financial. He has served as a Vice President of AFC for over five years.

       Fred J. Runk is Senior Vice President and Treasurer of American Financial. He has served as Vice President and Treasurer of AFC for more than five years. He is also a director of Chiquita.

       Ronald F. Walker served as President and Chief Operating Officer of AFC for more than five years prior to his resignation from that position in April 1995. He is currently Vice Chairman of Great American Insurance Company, an AFC subsidiary, and serves on the board of directors of AAG, Chiquita and Tejas Gas Company.

      Carl H. Lindner and Robert D. Lindner are brothers.

      All of the executive officers of the Company were elected by the present Board of Directors and serve at the discretion of the Board. All of these officers devote substantial portions of their time to the affairs of American Financial and its subsidiaries.

        In December 1993, Great American Communications Company, which subsequently changed its name to Citicasters Inc., completed a comprehensive financial restructuring that included a prepackaged plan of reorganization filed in November of that year under Chapter 11 of the Bankruptcy Code. Messrs. Carl H. Lindner, Mischell and Runk had been executive officers of that company within two years before its bankruptcy reorganization.

Holdings of Management

       Information concerning the Company's Common Stock beneficially owned by each director and the directors and executive officers as a group as of March 31, 1996, is shown in the following table:

                               Amount and Nature of Beneficial Ownership
                               ----------------------------------------------
                              Shares       Exercisable            Percent of
                              Owned        Options (b)  Total       Class
                             ------       ------------  -----     ----------
Carl H. Lindner (a)           -0-          -0-          -0-            -
Julius S. Anreder             4,744        10,000       14,744         *
James E. Evans                1,000        115,000      116,000        *
Robert D. Lindner             -0-          10,000       10,000         *
Fred J. Runk                  3,194        85,000       88,194         *
Ronald F. Walker              -0-          7,500        7,500          *
All directors and
 executive officers as
 a group (7 persons,
 including the above)         8,938        302,500      311,438      2.3%

*Less than 1%

(a) Does  not  include  shares  held by American  Financial.   See  "Principal
    Shareholders".
(b) Represents shares which may be acquired upon exercise of stock options.

       Certain of the Company's executive officers and directors beneficially own American Financial and AFC equity securities. At March 31, 1996, such beneficial ownership included:

            (a) American Financial Common Stock: Carl H. Lindner - 6,793,221 (11.4%); Julius S. Anreder - 4,542; James E. Evans - 42,846; Robert D. Lindner - 650,187 (1.3%); Fred J. Runk - 3,422 Ronald F. Walker - 45,544 and all directors and executive officers as a group, 7,566,637 shares (12.7%);

            (b) AFC Series F Preferred Stock: Robert D. Lindner - 138,422; Fred J. Runk - 3,026; and all directors and executive officers as a group, 154,628 shares; and

            (c) AFC Series G Preferred Stock: Fred J. Runk and all directors and executive officers as a group - 66 shares.

The foregoing amounts represent less than one percent of the outstanding shares of the class of equity securities presented, unless otherwise shown.


      SUMMARY COMPENSATION TABLE

       The following table sets forth the aggregate cash compensation earned for 1995, 1994 and 1993 by the Company's Chief Executive Officer and its most highly compensated executive officers who received more than $100,000 per year.


                                                      Annual compensation (a)
Name and Principal Position               Year                Salary
- ---------------------------               ----        ------------------------
Carl H. Lindner                           1995              $183,700(b)
   Chairman of the Board and              1994              $254,800
   President                              1993              $254,800

James E. Evans                            1995              $142,700
   Vice President and General             1994              $142,700
   Counsel                                1993              $142,700

Fred J. Runk                              1995              $132,500
   Vice President and Treasurer           1994              $132,500
                                          1993              $132,500

 (a) No personal benefits or other non-cash compensation were paid to the executive officers during 1995, 1994 or 1993.

(b) At his request, Mr. Lindner's annual salary was reduced to $150,000 in April 1995.

       Each director who is not also a salaried officer is paid $20,000 annually. The Board of Directors has adopted a program which provides for payments to be made to unaffiliated directors upon their leaving the Board. The only present director who would be entitled to receive such payments is
Mr. Anreder. Under that program, directors who have served the Company at least three years are entitled to payments equal to base directors' fees in effect during the last calendar year such person served as a director multiplied by the number of years of service, subject to a maximum of five years. Payments are to be made in equal annual installments.

Compensation Committee Report

       The Compensation/Stock Option Committee of the AFEI Board of Directors consists of two directors, Ronald F. Walker and Julius S. Anreder. Mr. Anreder is the sole independent director of the Company. The Committee's functions include reviewing and making recommendations to the Board of Directors with respect to the compensation of officers, including those listed in the Compensation Table. The Committee met once during 1995.

       The factors considered by the Committee when it makes its compensation recommendations to the Board of Directors are rather subjective. Although the Committee may consider the profitability of the Company and the market value of its stock in evaluating executive performance, the members of the Committee primarily consider their own impressions, as well as those of the other members of the Board of Directors, as to the ability of the executives to discharge their duties and effectively manage the affairs of the Company. While no specific objective criteria are used to evaluate executive performance, the Committee feels that through the use of both annual salary and stock option grants, an officer's compensation is linked to the Company's market value as well as the abilities of the officer.

      The Committee believes that it is very important to be able to draw upon the expertise of highly skilled management. The Committee approves annual base salaries for executive officers which it feels are appropriate for the respective positions and levels of responsibilities of such officers. Carl H. Lindner is the Company's chief executive officer. Mr. Lindner's annual salary was reduced at his request in April 1995, and prior thereto had not been increased in the last five years. This is due primarily to the fact that, other than an increase in 1993, the Company's stock price did not materially increase in that period. While Mr. Lindner has not received stock option grants, the Committee believes his interests are closely connected to the long-term performance of the Company through his ownership interest in American
Financial.   In  approving  Mr. Lindner's compensation,  which  the  Committee
believes   is   reasonable   and  appropriate  for   an   officer   with   his
responsibilities and contributions to the Company, the Committee considered the fact that he also had significant responsibilities in 1995 as an executive
officer  of  American  Financial and its subsidiaries  and  affiliates.   This
judgment is based on the Committee's conclusions that Mr. Lindner fully and effectively discharged the responsibilities of his position with AFEI to AFEI's substantial benefit.

       In approving the compensation of James E. Evans and Fred J. Runk, the Company considered the fact that in addition to their contributions to and responsibilities with AFEI, they had significant responsibilities during 1995 as executive officers of other enterprises. Although they devoted time to matters directly relating to certain affiliates of AFEI, the Company believes that the overall compensation from AFEI for 1995 was appropriate and reasonable for both of these people. This judgment is based on the belief that they also fully and effectively discharged the responsibilities of their positions with AFEI to AFEI's substantial benefit.

       Stock options also represent a performance-based portion of the Company's compensation system. The Company believes that AFEI's shareholders' interests are well served by further aligning AFEI's officers' interest with those of shareholders by the grant of stock options. The Company believes that long-term options provide an optionee with substantial incentives to maximize the Company's long-term success. While no options have been granted or exercised in the last three years, the expiration date of all options which were to expire during 1995 and 1996 were extended by two years and one year, respectively.


                              THE COMPENSATION/STOCK OPTION COMMITTEE

                                          Ronald F. Walker
                                          Julius S. Anreder



Compensation Committee Interlocks and Insider Participation

       Ronald F. Walker is an executive of an AFC subsidiary. AFC's Board of Directors sets the compensation which Carl H. Lindner and Mr. Walker receive from AFC and its wholly-owned subsidiaries.

Certain Transactions

       The Company's Certificate of Incorporation provides that AFEI may not purchase, sell or lease any property or services to or from AFC unless such a transaction has been approved by those directors who are not affiliated with AFC. Where required, the Company has received approval from Mr. Anreder, the director of the Company who is not affiliated with AFC.

       AFC provides certain investment services to the Company. AFEI was charged $200,000 for these services in 1995. In addition, AFC provides the following services to AFEI: preparation of financial reports, accounting, legal, treasury, data processing and tax services. AFEI was charged $120,000 for these services in 1995. Charges with respect to these transactions are at amounts below or comparable to those which would be paid to unrelated parties.

       As a result of AFC's ownership of AFEI exceeding 80%, AFEI is a member of AFC's tax group and files consolidated federal income tax returns with AFC. AFEI's tax agreement with AFC calls for payments to (or benefits from) AFC based on book taxable income without regard to temporary differences between book and tax return income. During 1995, AFEI recorded a provision of $8.1 million for income taxes under its tax agreement with AFC.

Performance Graph

       The following graph compares the cumulative total shareholder return on AFEI Common Stock with the cumulative total return of the Standard & Poor's ("S&P") 500 Stock Index and the S&P Property-Casualty Insurance Index ("P&C
Index") from the end of 1990 to the end of 1995. AFEI uses the P&C Index because more than 80% of AFEI's assets are represented by its investment in American Financial and that company is principally a property and casualty insurer.

                               PERFORMANCE GRAPH

                        1990     1991     1992     1993     1994      1995
                        ----     ----     ----     ----     ----      ----
American Financial
  Enterprises Inc.
Common Stock          $100.00   $102.07  $109.36  $141.65  $124.39   $119.42

S&P 500 Stock Index    100.00    130.47   140.41   154.56   156.60    215.45

S&P Property-Casualty
  Insurance Index      100.00    125.19   146.61   144.02   151.07    204.54


Assumes  $100 invested on December 31, 1990 in AFEI Common Stock, the S&P  500
Stock   Index  and  the  S&P  Property-Casualty  Insurance  Index,   including
reinvestment of dividends.

Stock Options

       AFEI directors and employees currently have outstanding options to purchase 30,000 shares of its Common Stock at $20.00 per share, 102,500 shares at $22.50 per share, 165,000 shares at $19.875 per share and 165,000 shares at $22.00 per share. The stock option agreements covering certain options were amended in March 1996 to extend the expiration date by one year. No options have been granted or exercised in the last three years. The following table discloses certain stock option information for the Named Executive Officers.


       1995 Option Exercises and Year End Option Values

                                                                  Value of Unexercised
                                     Number of Securities         In-the-Money Options
                                     Underlying Unexercised       at Year End (a) -
                 Options   Value     Options at Year End -        Exercisable/
Name             Exercised Realized  Exercisable/Unexercisable    Unexercisable
- --------------   --------- --------- ----------------------       --------------------
Carl H. Lindner  -0-       -0-           0 / 0                    0 / 0
James E. Evans   -0-       -0-           115,000 / 0              $93,750 / 0
Fred J. Runk     -0-       -0-           85,000 / 0               $46,875 / 0

(a)   The  value  of unexercised in-the-money options is calculated  based  on the closing market price for AFEI Common Stock on December 29, 1995 (the last trading day of the year) of $21.75 per share.


Board Actions

       Under Connecticut law, the Board or any committee thereof may act pursuant to a meeting or a writing signed by all the members of the Board or such committee. During 1995, the Board of Directors took action by unanimous written consent on three occasions and held one Board meeting. All of the directors participated in the meeting. The Executive Committee currently consists of Carl H. Lindner, Robert D. Lindner and Ronald F. Walker. The Executive Committee is permitted under Connecticut law to perform substantially all of the functions of the Board of Directors. The Executive Committee of the Board took action three times during 1995, all by unanimous written consent. AFEI has no nominating committee.

       The Board of Directors has an Audit Committee composed of Messrs. Anreder and Evans. The functions of the Audit Committee include reviewing AFEI's financial statements, meeting with independent auditors, reviewing the results of the audit and recommending to the Board of Directors the selection of the Company's independent auditors. The Audit Committee held one meeting during 1995.

                             INDEPENDENT AUDITORS

       The accounting firm of Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended December 31, 1995. Ernst & Young LLP also serves as independent auditors for AFG and many of its subsidiaries. Representatives of that firm will attend the annual meeting and will be given the opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders. No auditor has yet been selected for the current year since it is generally the practice of AFEI not to select independent auditors prior to the annual shareholders meeting.

                          1997 SHAREHOLDER PROPOSALS

       If a shareholder desires to have a proposal included in the 1997 Annual Meeting Proxy Statement, such proposal must be received by the Company's Secretary at his office by January 1, 1996.

                            REQUESTS FOR FORM 10-K

       The Company will send, upon written request, without charge, a copy of the most current Annual Report on Form 10-K to any shareholder who writes to Fred J. Runk, Vice President and Treasurer, American Financial Enterprises, Inc., One East Fourth Street, Cincinnati, Ohio 45202.


                                          By order of the Board of Directors,



                                          James C. Kennedy
                                          Secretary


April 19, 1996

                     AMERICAN FINANCIAL ENTERPRISES, INC.
                                 COMMON STOCK

            Proxy Solicited on Behalf of the Board of Directors for
                        Annual Meeting on May 16, 1996



Registration Name and Address






The undersigned hereby appoints James E. Evans and James C. Kennedy, and either of them, attorneys and proxies, with the power of substitution to each, to vote all shares of Common Stock of American Financial Enterprises, Inc. (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 16, 1996, at 10:00 A.M., local time, at The Provident Tower, One East Fourth, Cincinnnati, Ohio, and (if cumulative voting is invoked by a shareholder through proper notice to the Company) at their discretion to cumulate votes in the election of directors and on such other matters as may properly come before the meeting or any adjournment thereof.

The proxy holders will vote the shares represented by this proxy in the manner indicated below. Unless a contrary direction is indicated, the proxy holders will, except to the extent they exercise their discretion to cumulate votes in the election of directors, vote such shares "FOR" the proposal set forth below. If cumulative voting is invoked by a shareholder through proper notice of the Company, unless a contrary direction is indicated, this proxy will give the proxy holders named above authority, in their discretion, to cumulate all votes to which the undersigned is entitled in respect of the shares represented by this proxy and allocate them in favor of any one or more of the nominees for director, if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable. If any further matters properly come before the meeting, such shares shall be voted on such matters in accordance with the best judgment of the proxy holders named above.

      The Board of Directors recommends a vote FOR the following Proposal.

1.    Election of directors:

      /  /  FOR  AUTHORITY to elect the   /  /  WITHHOLD AUTHORITY to vote for
            nominees listed below (except       every nominees listed below
            those whose names have been
            crossed out)

      JULIUS S. ANREDER      CARL H. LINDNER          FRED J. RUNK
      JAMES E. EVANS         ROBERT D. LINDNER        RONALD F. WALKER

Date:             , 1996      Signature
                                        --------------------------------------
                              Signature
                                        --------------------------------------
                                                         (if   held   jointly)
                              Important:   Please sign as name appears  hereon
                              indicating,  where proper, official position  or
                              representative  capacity.   In  case  of   joint
                              holders, all should sign.



 To vote your shares, please mark, sign, date and return this proxy form using the enclosed envelope.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.